Exhibit 99.1

Structure Therapeutics Reports Fourth Quarter and Full Year 2025 Financial Results and Recent Highlights

Positive results from the aleniglipron Phase 2 ACCESS programs in December 2025 demonstrated significant weight loss across all doses and up to 15.3% at 36 weeks

Topline 44-week data from the ACCESS II study with higher doses expected in Q1 2026

Aleniglipron Phase 3 initiation expected in 2H 2026

Initial data from the ongoing Phase 1 study of oral small molecule amylin receptor agonist ACCG-2671 and Phase 1 initiation of second oral amylin compound ACCG-3535 expected in 2H 2026

Cash, cash equivalents and short-term investments of $1.4 billion as of December 31, 2025, expected to provide cash runway through the end of 2028

SAN FRANCISCO, February 26, 2026– Structure Therapeutics Inc. (NASDAQ: GPCR), a clinical-stage global biopharmaceutical company developing novel oral small molecule therapeutics for metabolic diseases, with a focus on obesity, today reported financial results for the fourth quarter and full year ended December 31, 2025, and provided a business update.

“The obesity market is clearly embracing the introduction of new oral treatment options and Structure Therapeutics is well positioned to capture market share in this important therapeutic area,” said Raymond Stevens, Ph.D., CEO of Structure Therapeutics. “In 2025, we delivered positive Phase 2b 36-week data for aleniglipron and advanced ACCG-2671 our first oral small molecule amylin receptor agonist into the clinic. We completed a $748 million financing providing a strong financial balance sheet to continue advancing aleniglipron which has the potential to be best-in-class. Our broad portfolio positions us well in the evolving landscape that we believe will favor more accessible oral small molecules, extended maintenance treatment periods, and fixed dose combinations for specific patient populations and expanded indications. The upcoming 44-week data readout with higher doses in ACCESS II, expected in the first quarter, will provide a more complete profile of aleniglipron as we prepare for Phase 3 this year, with additional data readouts expected throughout 2026.”

Recent and Upcoming Milestones

Aleniglipron - Oral Small Molecule Selective Glucagon-Like Peptide 1 (GLP-1) Receptor Agonist for the Treatment of Obesity and Overweight

As reported in December 2025, data from the aleniglipron clinical program included 36-week data from the core Phase 2b ACCESS study and the exploratory ACCESS II study, as well as interim data from the Phase 2 body composition study and the Phase 2b ACCESS open label extension (OLE) study.

•	The Phase 2b ACCESS study demonstrated a placebo-adjusted mean weight loss of 11.3% with the 120 mg dose at 36 weeks. No plateau of weight loss was observed.
•	The exploratory ACCESS II study with higher doses of 180 mg and 240 mg demonstrated a placebo-adjusted mean weight loss of 15.3% with the 240 mg dose at 36 weeks. No plateau of weight loss was observed.
•	No adverse event-related treatment discontinuations were observed when utilizing the new lower starting titration dose of 2.5 mg in the ACCESS OLE and the Body Composition studies.

Data from the ACCESS, ACCESS II, Body Composition, and the ACCESS OLE studies provide a strong foundation for the decision to advance aleniglipron into Phase 3 clinical development. The Company expects to report topline results from the ACCESS II 44-week study in Q1 2026.

The Company has planned an End-of-Phase 2 meeting with the U.S. Food and Drug Administration (FDA) to align on a Phase 3 registrational program with a starting titration dose of 2.5 mg and the intent to evaluate multiple maintenance doses. The Company anticipates initiating the Phase 3 program in the second half of 2026.

Supplementary studies enhance competitive profile of aleniglipron:

•	Ongoing ACCESS OLE study to evaluate the tolerability of the 2.5 mg starting titration dose regimen for those participants rolling over from the placebo arm and to collect up to 72 weeks of data.
•	Ongoing study to assess the transition from an approved injectable GLP-1 receptor agonist to once-daily oral aleniglipron for weight loss maintenance. This study assesses different aleniglipron starting doses and weight loss maintenance over 12 weeks.
•	Ongoing body composition study to assess the effect of aleniglipron on body fat loss over a 40-week evaluation period, which includes a 28-week titration period and a starting dose of 2.5 mg. These data will be used to inform the inclusion of potential body composition endpoints and the appropriate number of participants for a sub-study within the Phase 3 program.
•	Ongoing 38-week study in patients with type 2 diabetes mellitus (T2DM) with obesity/overweight to evaluate the potential for including participants with T2DM in the Phase 3 obesity program.

Oral Small Molecule Amylin Receptor Agonists

•	In December 2025, Structure Therapeutics advanced ACCG-2671 into a Phase 1 clinical study as the industry’s most advanced oral small molecule amylin therapy for the treatment of obesity. ACCG-2671 is being evaluated in an ongoing single ascending dose (SAD) study to measure safety, tolerability, pharmacokinetics, and food-effect of single ascending doses of ACCG-2671 in healthy adult participants. Data are anticipated in the second half of 2026.
•	Structure Therapeutics declared a second oral small molecule dual amylin calcitonin receptor agonist development candidate, ACCG-3535. ACCG-3535, which has a unique chemical structure compared to ACCG-2671, demonstrated robust food intake suppression and significant, dose-dependent body weight reduction as a monotherapy in diet-induced obese rats. Combination therapy with semaglutide (both concurrently and as a subsequent add-on to semaglutide) resulted in superior weight loss compared to semaglutide or ACCG-3535 monotherapy. Structure Therapeutics expects to initiate a Phase 1 clinical study of ACCG-3535 in the second half of 2026.

Fourth Quarter and Full Year 2025 Financial Highlights

Cash Position: Cash, cash equivalents and short-term investments totaled $1.4 billion as of December 31, 2025. The Company expects its current cash, cash equivalents and short-term investments to fund projected operations and key clinical milestones through the end of 2028. This includes costs related to the ongoing aleniglipron ACCESS OLE, ACCESS II extension study, the supplementary studies, and Phase 3 registrational program in chronic weight management, but excludes additional costs related to pre-commercialization activities including commercial manufacturing.

Research and Development (R&D) Expenses: R&D expenses for the fourth quarter of 2025 were $68.7 million, as compared to $33.5 million for the same period in 2024. For the year ended December 31, 2025, R&D expenses were $225.3 million, as compared to $108.8 million for the full year 2024. The increase in R&D expenses was primarily due to increases related to clinical trial costs, preclinical research and development expenses and employee expenses (primarily due to an increase in personnel) to support the advancement of our GLP-1R franchise including aleniglipron and a milestone payment under our collaboration agreement.

General and Administrative (G&A) Expenses: G&A expenses for the fourth quarter of 2025 were $17.6 million, as compared to $13.6 million for the same period in 2024. For the year ended December 31, 2025, G&A expenses were $61.6 million, as compared to $49.4 million for the full year 2024. The increase in G&A expenses was primarily due to increases in employee expenses as we expanded our infrastructure to drive and support the growth in our operations.

Other license income: Other license income was $100.0 million for the fourth quarter of 2025 and the year ended December 31, 2025, consisting of income from the license of certain patents that cover a class of oral GLP-1 receptor agonists that is different from aleniglipron.

Gains on sale of non-financial assets: Gains on sale of non-financial assets was $10.2 million for the fourth quarter of 2025 and the year ended December 31, 2025, consisting of the sale of certain early-stage non-metabolic and non-obesity assets.

Net Income/Loss: Net income for the fourth quarter of 2025 totaled $33.0 million, with non-cash share-based compensation expense of $8.1 million, compared to a net loss of $36.5 million for the fourth quarter of 2024 with non-cash share-based compensation expense of $5.8 million. For the year ended December 31, 2025, net loss totaled $141.2 million, with non-cash share-based compensation expense of $29.0 million, compared to $122.5 million for the full year 2024 with non-cash share-based compensation expense of $18.8 million.

About Aleniglipron and Structure Therapeutics’ Oral Metabolic Franchise

Aleniglipron (GSBR-1290) is an investigational oral small molecule agonist of the GLP-1 receptor, a validated drug target for the treatment of obesity and T2DM. Through Structure Therapeutics’ structure-based drug discovery platform, aleniglipron was designed to be a biased G Protein-Coupled Receptor (GPCR) agonist, which selectively activates the G-protein signaling pathway. Beyond aleniglipron, Structure Therapeutics is developing next generation oral small molecules including amylin receptor agonists (ACCG-2671 and ACCG-3535), and other combination GLP-1 receptor agonists candidates targeting the glucose-dependent insulinotropic polypeptide (GIP), glucagon and apelin receptors.

About Structure Therapeutics

Structure Therapeutics is a science-driven clinical-stage biopharmaceutical company focused on discovering and developing innovative oral small molecule treatments for chronic metabolic conditions with significant unmet medical needs. Utilizing its next generation structure-based drug discovery platform, the Company has established a robust GPCR-targeted pipeline, featuring multiple wholly-owned proprietary clinical-stage oral small molecule compounds designed to surpass the scalability limitations of traditional biologic and peptide therapies and be accessible to more people living with obesity around the world. For additional information, please visit www.structuretx.com.

Forward- Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, without limitation, statements concerning: the Company’s future plans and prospects; the expected timing of topline data readouts from the ACCESS II study; the planned initiation of the aleniglipron Phase 3 study and the timing thereof; the expected timing of initial data from the Phase 1 study of ACCG-2671; the Company’s anticipated cash runway and uses of cash; the belief that aleniglipron represents a potentially best-in-class small molecule GLP-1; the belief in market acceptance of oral treatment options for metabolic diseases and that Structure Therapeutics is well positioned; any expectations regarding the potential benefits, tolerability and safety profile, accessibility, scalability, combinability, capability, efficacy, convenience, expected effects and future application of aleniglipron; plans and the expected timing for the meeting with the FDA to finalize the Phase 3 trial design and the Phase 3 program initiation of aleniglipron; the planned initiation of the Phase 1 clinical study of ACCG-3535 and the timing thereof; and any presumption that topline, interim or preliminary data will be representative of final data or data in later clinical trials. In addition, when or if used in this press release, the words and phrases “anticipated,” “believe,” “expect,” “plan,” “potential,” “to be,” “will,” and similar expressions and their variants, as they relate to the Company may identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Although the Company believes the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. Readers are cautioned that actual results, levels of activity, safety, performance or events and circumstances could differ materially from those expressed or implied in the Company’s forward-looking statements due to a variety of risks and uncertainties, which include, without limitation: risks and uncertainties related to topline results that the Company reports are based on preliminary analysis of key efficacy and safety data, and such data may change following a more comprehensive review of the data related to the clinical trial and such topline data may not accurately reflect the complete results of a clinical trial, the preliminary nature of the results due to the length of the study and sample size and the results from earlier clinical studies not necessarily being predictive of future results; potential delays in the commencement, enrollment and completion of the Company’s planned clinical studies; the Company’s ability to advance aleniglipron, ACCG-2671, ANPA-0073, LTSE-2578, ACCG-3535, and its other therapeutic candidates, obtain regulatory approval of, and ultimately commercialize the Company’s therapeutic candidates; competitive products or approaches limiting the commercial value of the Company’s product candidates; the timing and results of preclinical and clinical studies; the Company’s ability to fund development activities and achieve development goals; the Company's reliance on third parties, including clinical research organizations, manufacturers, suppliers and collaborators, over which it may not always have full control; general geopolitical and macroeconomic conditions, including as a result of tariffs and various global conflicts; the Company’s ability to protect its intellectual property; and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s latest Annual Report on Form 10-K and future reports the Company may file with the SEC from time to time. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Investors:

Corey Davis, Ph.D.

LifeSci Advisors, LLC

212-915-2577

cdavis@lifesciadvisors.com

Jun Yoon

Structure Therapeutics Inc.

ir@structuretx.com

Media:

Dan Budwick

1AB

Dan@1abmedia.com

STRUCTURE THERAPEUTICS INC.

Condensed Consolidated Statements of Operations

(unaudited)

(In thousands)

	THREE MONTHS ENDED		YEAR ENDED
	DECEMBER 31,		DECEMBER 31,
	2025	2024	2025	2024
Operating expenses (income):
Research and development	$68,689	$33,487	$225,255	$108,814
General and administrative	17,571	13,574	61,554	49,414
Other license income	(100,000)	—	(100,000)	—
Gains on sale of non-financial assets	(10,249)	—	(10,249)	—
Total operating (income) expenses	(23,989)	47,061	176,560	158,228
Income (loss) from operations	23,989	(47,061)	(176,560)	(158,228)
Interest and other income, net	9,185	10,718	35,873	36,012
Income (loss) before provision for income taxes	33,174	(36,343)	(140,687)	(122,216)
Provision for income taxes	170	136	515	310
Net income (loss)	$33,004	$(36,479)	$(141,202)	$(122,526)

STRUCTURE THERAPEUTICS INC.

Condensed Consolidated Balance Sheet Data

(unaudited)

(In thousands)

	DECEMBER 31,
	2025	2024
Assets
Current assets:
Cash, cash equivalents and short-term investments	$1,446,197	$883,518
Prepaid expenses and other current assets	124,106	7,693
Total current assets	1,570,303	891,211
Property and equipment, net	6,653	3,478
Operating right-of-use assets	6,245	3,535
Other non-current assets	717	5,106
Total assets	$1,583,918	$903,330
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$13,864	$8,024
Accrued expenses and other current liabilities	46,543	26,299
Operating lease liabilities, current portion	2,878	1,698
Total current liabilities	63,285	36,021
Operating lease liabilities, net of current portion	3,609	2,164
Other non-current liabilities	647	302
Total liabilities	67,541	38,487
Total shareholders’ equity	1,516,377	864,843
Total liabilities and shareholders’ equity	$1,583,918	$903,330